Form 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)        November 5, 1999
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              ARMORED STORAGE INCOME INVESTORS LIMITED PARTNERSHIP
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               (Exact Name of Registrant as Specified in Charter)


           ARIZONA                     2-95034LA                 86-0503193
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


             4425 N. 24TH STREET, SUITE 225, PHOENIX, ARIZONA 85016
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code          602-230-1655
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Item  2.  Pursuant to the authority granted under the limited partnership agreement of the Registrant, the General Partner, on behalf of the Registrant, opened an escrow on April 6, 1999 with Everest Storage II, a California limited liability company to sell substantially all its assets, consisting of three mini-storage facilities, to Everest Storage II. Everest Storage II is an affiliate of Everest Investors 8, LLC, which owns 1.26% of the Registrant.

On November 5, 1999 the sale to Everest Storage II was consummated at a sales price of $7,013,402. After prorations, commissions, and closing costs the Partnership received approximately $6,400,000.

The General Partner will begin to wind up the affairs of the Registrant in order to make a liquidation distribution. The General Partner estimates the final distribution will be in the range of $450 to $475 per unit. It is anticipated the final distribution will be made in the next 30 to 60 days.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Armored Storage Income Investors
                                            Limited Partnership
                                            By:  Armored Storage One Limited
                                                 Partnership
                                            Its: General Partner


Date   11/18/99                              By /s/ Dale D. Ulrich
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                                                Dale D. Ulrich
                                                Member, Armored Management, LLC.